UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                              Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT
      Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934


                      Date of Report: November 15, 2006
                      (Date of earliest event reported)


                            Nyer Medical Group, Inc.
             (Exact Name of Registrant as Specified in its Charter)


                                   Florida
               (State or other jurisdiction of incorporation)

             000-20175                              01-0469607
            (Commission                             (IRS Employer
             File Number)                           Identification No.)


            1292 Hammond Street, Bangor, Maine           04401
           (Address of principal executive offices)     (Zip Code)

                                 (207) 942-5273
                           Registrant's telephone number,
                               including area code


Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

( ) Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

( ) Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR
240. 14a-12)

( ) Pre-commencement communications pursuant to Rule 14d-2 (b) under the Exchange Act (17 CFR 240.14d-2 (b))

  ( ) Pre-commencement communications pursuant to Rule l3e-4 (c) under the Exchange Act (17 CFR 240.13e-4 (c))








Item 2.02   Results of Operations and Financial Condition

Nyer Medical Group, Inc. issued the press release attached as Exhibit 99.1 hereto on November 15, 2006 which includes certain information about financial results for the first quarter ended September 30, 2006.

Item 9.01  Financial Statements and Exhibits.

(d) Exhibits

99.1  Press release of Nyer Medical Group, Inc., dated November 15, 2006.














































                               SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.


                                    Nyer Medical Group, Inc.


 Date: November 15, 2006            By: /s/ Karen L. Wright
                                            Karen L. Wright
                                            Chief Executive Officer












































Exhibit No.                                 Description
   99.1                              Press Release dated November 15, 2006

Wednesday, November 15, 2006 8:30 am Eastern Standard Time
Press Release

SOURCE: Nyer Medical Group, Inc.

Nyer Medical Group, Inc. Reports Revenues of $16.9 Million for 1st Quarter Fiscal Year 2007

Bangor, Maine, November 15, 2006/PRNewswire/--Nyer Medical Group, Inc. (NASDAQ:NYER) today reported results for the first quarter of fiscal year 2007.

Revenues for the three months ended September 30, 2006 increased $1,705,202 or 11.2% to $16,881,651 as compared to $15,176,449 as reported for the same period last year. Net loss for the three months ended September 30, 2006 was $5,214 or $.00 per common share as compared to a net income of $87,097 or $.02 per common share for the same period ended September 30, 2005.

The pharmacies segment's revenues increased $2,192,025 to $15,464,410 or 16.5% for the three months ended September 30, 2006 as compared to $13,272,385 for the three months ended September 30, 2005. The pharmacies' revenues (excluding dispensing fees) increased $2,062,167 to $14,966,065 or 16.2% for the three months ended September 30, 2006 as compared to $12,903,898 for the three months ended September 30, 2005. The pharmacy segment acquired a new location in April 2006, which accounts for approximately $1,100,000 or 8.3% of the increase for the three months ended September 30, 2006. The remainder of the increase is due to growth of the federal Medicare Part D drug benefit and the aging of the American population resulting in increased drug utilization. Dispensing fees revenue increased $129,858 to $498,435 or 35.2% for the three months ended September 30, 2006 as compared to $368,487 for the three months ended September 30, 2005. The pharmacies executed two new contracts (December 2005 and June
2006) with federally qualified health centers (FQHC), which accounted for approximately $30,100 of the increase. The remainder of the increase was due to increased volume in the existing locations. The pharmacies segment's gross profit margins remained the same at 22.4% for the three months ended September 30, 2006 and 2005. The pharmacies' S,G&A expenses increased $572,134 to $3,141,499 or 22.3% for the three months ended September 30, 2006 as compared to $2,569,365 for the three months ended September 30, 2005, mainly due to increased labor costs of approximately $341,000. The increased labor costs consisted of approximately $212,000 due to the short supply of pharmacists and pharmacy technicians and additional personnel due to increased revenues and approximately $128,300 of the increase was due to a pharmacy opened in April 2006. The balance of the increase was composed of advertising expense of $69,035, equipment rental of $35,410, LIFO expense of $35,000, rent expense of $24,450, legal expense of $22,250, depreciation and amortization expense of $23,135, and insurance expense of $10,220. The remaining increase of $11,634 was a combination of miscellaneous operating expenses.

The medical segment's sales decreased $486,823 to $1,417,241 or 25.6% for the three months ended September 30, 2006 as compared to $1,904,064 for the three months ended September 30, 2005. Internet sales decreased by approximately $355,000 due to lower equipment sales as the company has increased prices for equipment eliminating unprofitable sales. Also, Internet sales have decreased due to switching to a new website platform which does not contain all of the company's products. The remaining decrease of approximately $131,800 was due to the medical segment continuing to be pressured by regional and national buying groups able to command larger discounts from manufacturers whom are able to offer on-line purchasing, inventory controls. The medical segment's gross profit margins increased 7.1% to 30.5% for the three months ended September 30, 2006 as compared to 28.3% for the three months ended September 30, 2005. The increase was the result of the implementation of a higher pricing structure on Internet sales. The medical segment's S,G&A expenses decreased $98,321 or 18.9% to $422,733 for the three months ended September 30, 2006 as compared to $521,054 for the three months ended September 30, 2005. The decrease was due to the following: a decrease in the allowance for bad debt expense of $40,000, a reduction in sales related expenses of $32,700, decrease in shipping charges of $16,500 and reduced bulk inventory storage costs and expenses of $9,500.

The Corporate segment's overhead increased by $64,611 or 66.2% to $162,277 for the three months ended September 30, 2006 as compared to $97,666 for the three months ended September 30, 2005 due to increased legal fees of approximately $44,000, fees paid to the minority shareholders for an extension of $33,330 and increased board and audit committee expenses of $13,820. These increases were partially offset by a reduction in personnel costs of approximately $21,500.

Nyer Medical Group, Inc. is a holding company that through its subsidiaries operates pharmacies in the greater Boston area and a medical products distribution business that distributes and markets medical equipment and supply products to hospitals, physicians and nursing homes using relationship-based telemarketing, direct sales personnel, catalogs and the Internet. These orders are filled by the company's distribution centers located in New England and South Florida.

For further information contact Karen Wright (207) 942-5273.

Additional information concerning Nyer Medical Group, Inc. may be found on NYER's website www.nyermedicalgroup.com.

Safe Harbor under the Private Securities Litigation Reform Act of 1995

This press release may contain forward-looking statements as that term is defined in the Private Securities Litigation Reform Act of 1995. All statements in this release that are not historical facts are forward-looking statements and are subject to risk and uncertainties. Such risks and uncertainties include, but are not limited to, any possible change in our core business and changes in the capital equity markets. Nyer Medical Group, Inc. does not undertake any obligation to update these forward-looking statements.